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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549




                                   FORM 8-K




                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934




    Date of Report (Date of earliest event reported):  September 15, 1997




                        Equity Office Properties Trust
           -------------------------------------------------------
                (Exact name of registrant as specified in its
                                   charter)

           Maryland                      1-13115                36-4151656
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(State or other jurisdiction of      (Commission File        (I.R.S. Employer
 incorporation or organization)            Number)           Identification No.)


   Two North Riverside Plaza, Suite 2200, Chicago, Illinois        60606
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        (Address of principal executive offices)                 (Zip Code)




       Registrant's telephone number, including area code: (312) 466-3300


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                         Exhibit Index is on page 8.


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ITEM 5. OTHER EVENTS.

     On September 15, 1997, Equity Office Properties Trust (the "Company"), EOP Operating Limited Partnership, a Delaware limited partnership of which the Company is the managing general partner ("EOP Partnership"), Beacon Properties Corporation, a Maryland corporation ("Beacon"), and Beacon Properties, L.P., a Delaware limited partnership of which Beacon is the sole general partner ("Beacon Partnership"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides for a merger of Beacon with and into the Company (the "Merger") and a merger of Beacon Partnership with and into EOP Partnership or a limited liability company or limited partnership wholly owned directly or indirectly by EOP Partnership (the "Partnership Merger" and, together with the Merger, the "Mergers").

     At the effective time of the Mergers, (i) each outstanding share of common stock, $0.01 par value per share, of Beacon ("Beacon Common Shares") will be converted into the right to receive 1.4063 of a common share of beneficial interest, $0.01 par value per share, of the Company ("Company Common Shares"), with cash in lieu of the issuance of any fractional interests, (ii) each share of 8.98% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, of Beacon ("Beacon Preferred Shares") will be converted into the right to receive one 8.98% Series A Cumulative Redeemable Preferred Share, liquidation preference $25.00 per share, of the Company ("Company Preferred Shares"), and (iii) each common partnership unit of Beacon Partnership (a "Beacon OP Unit") will be converted into the right to receive 1.4063 Class A Units of EOP Partnership ("EOP OP Units"). As of September 12, 1997, there were 55,599,850 Beacon Common Shares and 7,343,451 Beacon OP Units (excluding those held by Beacon) outstanding and 8,000,000 Beacon Preferred Shares outstanding.

     Based on the foregoing exchange ratios and the 66,436,362 aggregate Beacon Common Shares and Beacon OP Units outstanding on September 15, 1997 on a fully diluted basis (including 3,493,016 options to purchase Beacon Common Shares outstanding on September 12, 1997), the Company would issue a total of 83,102,361 Company Common Shares, as well as 8,000,000 Company Preferred Shares, and EOP Partnership would issue 10,327,095 EOP OP Units in the Mergers. Based on the closing price of Company Common Shares on the New York Stock Exchange (the "NYSE") of $32.75 per share and approximately $883 million in aggregate indebtedness of EOP and Beacon outstanding on September 11, 1997, the total market value of the Company and its subsidiaries after the Merger would be approximately $11 billion.

     Following the effective time of the Merger, the trustees of the Company who were trustees immediately prior thereto will continue to serve for the balance of their unexpired terms. In addition, Alan M. Leventhal, President, Chief Executive Officer and a Director of Beacon, and Edwin N. Sidman, Chairman of the Board of Directors of Beacon, will become trustees of the Company with terms expiring at the first annual meeting of the shareholders of the Company with respect to which notice is mailed subsequent to the effective time of the Merger. The Company has agreed that Messrs. Leventhal and Sidman will thereafter be re-


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nominated as trustees for terms expiring at the annual meetings of shareholders in 2002 and 2001, respectively.

     The Merger is expected to be accounted for using the purchase method in accordance with Accounting Principles Board Opinion No.16 and is expected to be tax-free to the shareholders of the Company and Beacon.

     The Mergers are subject to customary closing conditions, including the approval of the Merger by the shareholders of the Company and Beacon and the approval of the Partnership Merger, to the extent necessary, by the partners of EOP Partnership and Beacon Partnership, and the required consents of any third parties. Pending the consummation of the Mergers, each of the Company and EOP Partnership, on the one hand, and each of Beacon and Beacon Partnership, on the other hand, have agreed to certain covenants regarding the conduct of their respective businesses. The Merger Agreement provides, among other things, that the Company will be entitled without Beacon's consent to proceed with certain potential real estate acquisitions which are currently under contract or in negotiations, as well as to commit itself to additional acquisitions as long as its total commitments to such additional acquisitions do not exceed $1.3 billion.

     Beacon may terminate the Merger Agreement if the average of the closing prices of the Company Common Shares on the NYSE for all trading days during the period of twenty (20) consecutive trading days ending on the fifth (5th) trading day prior to the date of the special meeting of the shareholders of Beacon called to vote upon the Merger is less than $27.39. Subject to certain conditions and limitations, either party may terminate the Merger Agreement if the Merger has not occurred by April 15, 1998.

     Both the Company and Beacon intend to continue to pay regularly quarterly distributions which, in the case of the Company, were equivalent to $.30 per share for the second quarter of 1997 and, for Beacon, were $.50 per share for such quarter. The Company and Beacon have agreed, however, that the record date for each distribution with respect to the Beacon Common Shares, commencing for the fourth quarter of 1997, will be the same date as the record date for the quarterly distribution for the Company's Common Shares.

     Concurrently with the execution of the Merger Agreement, the holders (other than Beacon Partnership) of the voting capital stock of each of Beacon Property Management Corporation, Beacon Design Corporation and Beacon Construction Company, Inc., each of which is a subsidiary of Beacon, have entered into stock purchase agreements with Equity Office Properties Management Corp., a subsidiary of the Company, pursuant to which they have agreed to sell such stock to Equity Office Properties Management Corp. or its designee. Such sales will be consummated at the closing of the transactions under the Merger Agreement.

     In connection with the execution of the Merger Agreement, certain members of the Leventhal and Sidman families and certain trusts and partnerships established for their benefit, which collectively hold approximately 1.3% of the outstanding


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Beacon Common Shares and approximately 33% of the outstanding Beacon OP Units not held by Beacon, have agreed, among other things, to vote their Beacon Common Shares and Beacon OP Units to approve the Merger Agreement, the respective Mergers and any other matter which requires their vote in connection with the transactions contemplated by the Merger Agreement. In addition, certain entities which are predecessors to the Company and several trusts established for the benefit of members of the family of Samuel Zell, which collectively hold approximately 1% of the outstanding Company Common Shares, have agreed, among other things, to vote their Company Common Shares to approve the Merger Agreement, the Merger and any other matter which requires their vote in connection with the transactions contemplated by the Merger Agreement.

     The Merger Agreement also provides that, prior to the closing of the transactions thereunder, the Company and EOP Partnership will enter into agreements pursuant to which the Company and EOP Partnership will agree, for a period of ten years (subject to one ten-year extension option), to certain restrictions on the sale of the properties located at One Post Office Square and Center Plaza in Boston, Massachusetts and to certain requirements regarding the incurrence, maintenance or refinancing of indebtedness with respect to such properties (or, alternatively, to pay to the beneficiaries of such agreements the aggregate federal, state and local income taxes (plus a full gross-up for any taxes on any such payments) payable by such beneficiaries in the event the Company does not comply with such restrictions or requirements). The purpose of such agreements is to permit the persons and entities who were the beneficial owners of entities that transferred such properties to Beacon Partnership or any Beacon subsidiary at the time of Beacon's initial public offering to continue to defer federal taxable income that otherwise might have been recognized upon such transfers or might be recognized as a result of a subsequent transaction.

     The Merger Agreement provides that, at the effective time of the Merger, all outstanding options under Beacon's Amended and Restated 1994 Stock Option and Incentive Plan and Beacon's 1996 Stock Option Plan (collectively, the "Beacon Stock Options") will vest and be immediately exercisable, be assumed by the Company and be deemed to constitute an option to acquire the same number of Company Common Shares as the holder of such Beacon Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Beacon Stock Option in full immediately prior to the effective time of the Merger. Such Company Common Shares may be purchased at a price per share equal to the aggregate exercise price for the Beacon Common Shares subject to such Beacon Stock Option divided by the number of full Company Common Shares deemed to be purchasable pursuant to such Beacon Stock Option. All such Beacon Stock Options held by directors of Beacon and officers of Beacon above the office of Vice President will expire on the next business day following the closing date under the Merger Agreement. All such Beacon Stock Options held by any other person will expire (i) six months after the effective date of the Merger, if such person's employment terminates prior to or during such six-month period or
(ii) on the date on which such Beacon Stock Options expire in accordance with their terms, if such person's employment does not terminate prior to or during such six-month period. The


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Company has agreed to use its reasonable best efforts to arrange a transaction whereby each person who exercises his Beacon Stock Option on or within one business day after the date of the Merger will receive (other than from the Company or any of its subsidiaries) a cash amount per Beacon Stock Option equal to the excess, if any, of the fair market value of the EOP Common Shares underlying such Beacon Stock Option over the deemed exercise price thereof, and whereby the Company will receive a cash amount equal to the aggregate exercise price of such Beacon Stock Option. In the case of any such transaction, the Company would not be responsible for the brokerage commissions incurred on behalf of any director or officer who is above the level of Vice President. As of September 12, 1997, the number of Beacon Common Shares purchasable pursuant to outstanding Beacon Stock Options was 3,493,016. The weighted average per share exercise price of such outstanding Beacon Stock Options was $27.23, representing an aggregate of approximately $95 million payable by the holders of such Beacon Stock Options upon the exercise thereof.

     At various times following the closing of the transactions under the Merger Agreement, certain executives and employees of Beacon and its affiliates will be entitled to receive cash bonuses, severance and other payments pursuant to various Beacon incentive compensation, severance and other benefit plans in an aggregate amount of up to approximately $70 million. The Company currently estimates that other transaction costs will be approximately $23 million.

     The Company currently expects that the Merger will be accretive to the Company's funds from operations per share in the first twelve months after closing in the amount of approximately $.15 per share, taking into account management's analysis of Beacon's and Beacon's affiliates' anticipated 1998 performance (including the effect of announced acquisitions), anticipated savings in the range of $15 - $20 million from cost reductions and synergies, and the effects of purchase accounting.

     A copy of the Merger Agreement, attached hereto as Exhibit 2.1, is incorporated herein by reference. The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A joint press release announcing the execution of the Merger Agreement was issued on September 15, 1997. The press release is attached hereto as Exhibit
99.1 and incorporated herein by reference.

     Information contained in or delivered in connection with this Current Report on Form 8-K contains "forward-looking statements." Although the Company believes that the expectations reflected in such statements are based upon reasonable assumptions, there can be no assurance that these expectations will be achieved or that any deviations therefrom will not be material. Factors that could cause actual results to differ materially from the Company's current expectations include, but are not limited to, the timely consummation of the Mergers, the ability to successfully integrate the operations of the Company and Beacon, general economic conditions,


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financial and capital market conditions, local real estate conditions, the timely reletting of occupied square footage upon expiration of leases, the timely acquisition of additional income-producing properties and development sites, the timely development and lease-up of other properties, and other risks detailed from time to time in the Company's and Beacon's reports filed with the Commission.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS

                                   EXHIBITS


   Exhibit
   Number   Exhibit Description
   -------  -------------------
   2.1      Agreement and Plan of Merger, dated as of September 15, 1997, among Equity Office Properties Trust, EOP Operating Limited
            Partnership, Beacon Properties Corporation and Beacon Properties,
            L.P.

   99.1     Press Release, dated September 15, 1997, entitled "Equity Office
            Properties Trust and Beacon Properties Corporation Announce
            Merger Agreement".


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


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EQUITY OFFICE PROPERTIES TRUST



Date:  September 26, 1997           By: /s/ Stanley M. Stevens
                                        -----------------------
                                        Stanley M. Stevens
                                        Executive Vice President, Chief
                                        Legal Counsel and Secretary



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


                              INDEX TO EXHIBITS



    EXHIBIT
    NUMBER                       EXHIBIT DESCRIPTION
    -------                      -------------------
    2.1      Agreement and Plan of Merger, dated as of September 15,
             1997, among Equity Office Properties Trust, EOP Operating
             Limited Partnership, Beacon Properties Corporation and
             Beacon Properties, L.P.

    99.1     Press Release, dated September 15, 1997, entitled "Equity Office
             Properties Trust and Beacon Properties Corporation Announce
             Merger Agreement".


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